UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

INTEGRITY APPLICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-54785	98-0668934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Ha’Avoda Street, P.O. Box 432, Ashkelon, Israel L3 78100 (Address of Principal Executive Office)

Registrant’s telephone number, including area code 972 (8) 675-7878

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On June 19, 2013, Integrity Applications, Inc., a Delaware corporation (the “Company”), held its 2013 Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, the Company’s stockholders voted on proposals to: (1) elect five directors to serve until the Company’s 2014 annual meeting of stockholders or until their successors are duly elected and qualified; (2) ratify the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accounting firm for the 2013 fiscal year; (3) approve, on an advisory basis, the compensation of the Company’s named executive officers and (4) approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers.  The final voting results for each of these proposals are as follows:

Proposal 1

The Company’s stockholders voted in favor of the election of the following director nominees to hold office until the Company’s 2014 annual meeting of stockholders or until their successors are duly elected and qualified.

	Votes “For”	Votes Withheld	Broker Non-Votes
Zvi Cohen	2,949,680	393,714	800
Israel B. Ehrlich	2,949,680	393,714	800
Dr. Robert Fischell	2,949,680	393,714	800
Avner Gal	2,949,680	393,714	800
David Malka	2,949,680	393,714	800

Proposal 2

The Company’s stockholders voted in favor of ratification of the appointment of Fahn Kanne & Co. Grant Thornton Israel as the Company’s independent registered public accounting firm for the 2013 fiscal year.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
3,328,994	0	15,200	0

Proposal 3

The Company’s stockholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
2,925,860	402,334	15,200	800

Proposal 4

The Company’s stockholders voted in favor of approving, on an advisory basis, a frequency of every three years for future advisory votes to approve the compensation of the Company’s named executive officers.

Votes for “1 Year”	Votes for “2 Years”	Votes for “3 Years”	Abstentions
591,389	83,874	2,652,930	15,201

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY APPLICATIONS, INC.

Date: June 20, 2013	By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer